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                                                                     Exhibit 8.2

                          HUTCHINS, WHEELER & DITTMAR,
                           A Professional Corporation
                               101 Federal Street
                                Boston, MA 02110



                                                        October 28, 1998


Altron Incorporated
One Jewel Drive
Wilmington, Massachusetts 01887

Ladies and Gentlemen:

     This opinion is being delivered to you in accordance with Section 6.2(c) of the Amended and Restated Agreement and Plan of Merger dated as of September 2, 1998 (the "Merger Agreement") by and among Sanmina Corporation, a Delaware corporation ("Parent"), SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), and Altron Incorporated, a Massachusetts corporation (the "Company"). Pursuant to the terms of the Merger Agreement, Sub will merge with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Parent.

     Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a)  the Merger Agreement;

     (b) those certain tax representation letters dated October 28, 1998 delivered to us by Parent, Sub, and the Company, containing certain representations of Parent, Sub, and the Company (the "Tax Representation Letters");
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Altron Incorporated
October 28, 1998
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     (c)  Continuity of Interest Certificate dated October 28, 1998, by a certain shareholder of the Company in favor of Parent, Sub, and the Company (the "Continuity of Interest Certificate");

     (d) Form S-4 registration statement filed in connection with the Merger (the "Registration Statement"); and

     (e) such other instruments and documents related to the formation, organization, and operation of Parent, Sub, and the Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     2. All statements, covenants, representations, and warranties made or agreed to by Parent, Sub, and the Company, their managements, employees, officers, directors, and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto), the Tax Representation Letters, and the Continuity of Interest Certificate, are true and accurate at all relevant times;

     3. All covenants contained in the Merger Agreement (including exhibits thereto), the Tax Representation Letters, and the Continuity of Interest Certificate are performed without waiver or breach of any material provision thereof;

     4. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification;

     5. The total amount of Company Common Stock held by shareholders who have elected to exercise appraisal rights does not exceed five percent (5%) of the total Company Common Stock outstanding both at the date of the Shareholders Meeting and at the Effective Time. For purposes of the preceding sentence, shares of Company Common Stock (A) pursuant to which shareholders of the Company exercise dissenters' rights in the Merger, (B) that are exchanged for consideration in the Merger, including being exchanged for cash in lieu of fractional shares of Parent Common Stock, or (C) that are redeemed or acquired in a
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Altron Incorporated
October 28, 1998
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transaction that is in contemplation of or related to the Merger, shall be considered outstanding shares of the Company Common Stock held by shareholders of the Company at the applicable time; and

     6. The opinion, dated October 28, 1998, from Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the Company in satisfaction of Section 6.3(d) of the Merger Agreement has been delivered and has not been withdrawn.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions, and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code.

     In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax consequences contained in the Registration Statement. We have reviewed the discussion entitled "The Merger -- Material Federal Income Tax Consequences" contained in the Registration Statement and are of the opinion that the discussion in paragraphs (a) through (e) thereof fairly presents the material federal income tax consequences to Parent, the Company and the Company's shareholders as a result of the Merger.

     We consent to the reference to our firm under the captions "The Merger -- Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to the Merger if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any material provision thereof. To the extent that any of the statements, covenants, representations, warranties, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.


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Altron Incorporated
October 28, 1998

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     This opinion represents only our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency, or other governmental body. The conclusions are based on the Code, judicial decisions, administrative regulations, and published rulings existing on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


     This opinion is being delivered by us in our capacity as counsel to the Company, for the purpose of satisfying the conditions set forth in Section 6.2(c) of the Merger Agreement and for the purpose of being included as an exhibit to the Registration Statement. It is intended for the benefit of the Company and its shareholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.


                                             Very truly yours,

                                             /s/ Hutchins Wheeler & Dittmar
                                             HUTCHINS, WHEELER & DITTMAR,
                                             A Professional Corporation